INDEX TO EXHIBITS


Exhibit                                       										Sequentially
Number					                   Description             		Numbered Page

16                    					Letter re change
                      					in certifying accountant



Exhibit 16

                                            								September 19, 1994



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for INTRUST Financial Corporation and, under the date of February 4, 1994, we reported on the consolidated financial statements of INTRUST Financial Corporation and subsidiaries as of and for the years ended December 31, 1993 and 1992. On September 16, 1994, our appointment as principal accountants was terminated. We have read INTRUST Financial Corporation's statements included under
Item 4 of its Form 8-K dated September 23, 1994, and we agree with such statements, except that we are not in a position, to agree or disagree with INTRUST Financial Corporation's statement that the change was approved by the audit committee of the board of directors.

								Very truly yours,

     /s/KPMG PEAT MARWICK LLP
								KPMG PEAT MARWICK LLP